UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): June 20, 2003

                                 TRANSAXIS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                      0-20771              87-0461586
-------------------------------   ------------------------ -------------------
(State or other jurisdiction of   (Commission File Number)  (I.R.S. Employer
 incorporation or organization)                            Identification No.)


348 East 6400 South, Suite 220, Salt Lake City, Utah          84107
(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code: (801) 266-5390

                       DIGITAL COURIER TECHNOLOGIES, INC.
          ------------------------------------------------------------
          (Former Name or Former Address if Changed Since Last Report)





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ITEM 5. Other Events and Regulation FD Disclosure.

         On June 25, 2003, TransAxis, Inc. (OTC: TNSX.PK) (formerly Digital Courier Technologies, Inc.) announced that it, along with certain of its stockholders (the "Selling Stockholders") had entered into a Letter of Intent dated June 20, 2003 with FreeStar Technology Corporation (OTCBB:FSRC.OB) (the "Letter of Intent"), which sets forth the terms and conditions of the acquisition by FreeStar of at least 70% of the outstanding common stock of TransAxis from the Selling Stockholders.

         Under the Letter of Intent, as consideration to the Selling Stockholders, FreeStar would issue shares of its own common stock in an amount dependent on the price of FreeStar common stock immediately prior to closing of the acquisition, but in all events at least 7,000,000 shares. Consummation of the acquisition, which is expected to occur on or before August 29, 2003, is subject to certain conditions, including the satisfactory completion of due diligence, the negotiation and execution of definitive agreements and other standard conditions.

         In addition, FreeStar has agreed to provide up to $250,000 in bridge loan financing to TransAxis to facilitate TransAxis' ordinary operations before and after the consummation of the transaction. The Letter of Intent supersedes the letter of intent between FreeStar and TransAxis dated as of April 29, 2003.

         Copies of the  Letter of Intent  and a joint  press  release  issued by
FreeStar  and  TransAxis   are  attached   hereto  as  Exhibits  2.1  and  99.1,
respectively.

ITEM 7.  Financial Statements And Exhibits.

         (c) Exhibits.

2.1 Letter of Intent, dated June 20, 2003, among FreeStar Technology Corporation, TransAxis, Inc. and certain TransAxis stockholders.

99.1 Joint Press Release issued on June 25, 2003, by FreeStar Technology Corporation and TransAxis, Inc. announcing the execution of the Letter of Intent.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  June 25, 2003
                            TRANSAXIS, INC.

                            By: /s/ Lynn J. Langford
                               ------------------------------
                                    Lynn J. Langford
                                    Chief Financial Officer


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